Exhibit 20.6

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2007

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		20.03%
Delinquency Rate:	30 - 59 Days	1.31%
	60 - 89 Days	0.87%
	90 + Days	1.88%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		22.57%
Weighted Average Coupon		6.88%
Servicing Fee Percentage		1.50%
Net Loss Rate		3.31%

Excess Spread Percentage
	Aug-07	10.89%
	Jul-07	8.63%
	Jun-07	8.88%
3-Month Average Excess Spread		9.47%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

August 2007 COMT Yield was higher than expected as described below.  Generally, account holder lending agreements for credit cards permit grace periods as short as 25 days.  A grace period is the period of time between the date a statement is generated (a statement cycle date) and the payment due date.  Previously, grace periods have been as long as 30 days. In an effort to align grace periods to the permitted 25 days, the Bank utilized a one time delay of statement cycle dates for most account holders which moved some statement cycle dates from June 2007 to July 2007.  Given the calculation methodology of COMT Yield, the impact of the cycle delay to July impacted COMT Yield in August.  We do not anticipate that Net Losses or Yield will be materially impacted by such action in future months, and we do not anticipate any delay in the payment of interest or principal to noteholders as a result of this action.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2007

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		20.03%	20.03%
Delinquency Rate:	30 - 59 Days	1.31%	1.31%
	60 - 89 Days	0.87%	0.87%
	90 + Days	1.88%	1.88%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-6
Portfolio Yield		22.57%	22.57%
Weighted Average Coupon		5.75%	5.68%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		3.31%	3.31%

Excess Spread Percentage
	Aug-07	11.52%	11.59%
	Jul-07	9.31%	9.30%
	Jun-07	9.63%	9.64%
3-Month Average Excess Spread		10.15%	10.18%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

August 2007 COMT Yield was higher than expected as described below.  Generally, account holder lending agreements for credit cards permit grace periods as short as 25 days.  A grace period is the period of time between the date a statement is generated (a statement cycle date) and the payment due date.  Previously, grace periods have been as long as 30 days. In an effort to align grace periods to the permitted 25 days, the Bank utilized a one time delay of statement cycle dates for most account holders which moved some statement cycle dates from June 2007 to July 2007.  Given the calculation methodology of COMT Yield, the impact of the cycle delay to July impacted COMT Yield in August.  We do not anticipate that Net Losses or Yield will be materially impacted by such action in future months, and we do not anticipate any delay in the payment of interest or principal to noteholders as a result of this action.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - August 2007

Capital One Master Trust (COMT)

Series		COMT 2002-1
Size		$1,000 MM
Expected Maturity (Class A)		1/15/2009

Gross Monthly Payment Rate		20.03%
Delinquency Rate:	30 - 59 Days	1.31%
	60 - 89 Days	0.87%
	90 + Days	1.88%

Excess Spread Analysis

Series		COMT 2002-1
Portfolio Yield		22.57%
Weighted Average Coupon		5.77%
Servicing Fee Percentage		2.00%
Net Loss Rate		3.31%

Excess Spread Percentage
	Aug-07	11.49%
	Jul-07	9.28%
	Jun-07	9.60%
3-Month Average Excess Spread		10.12%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.

August 2007 COMT Yield was higher than expected as described below.  Generally, account holder lending agreements for credit cards permit grace periods as short as 25 days.  A grace period is the period of time between the date a statement is generated (a statement cycle date) and the payment due date.  Previously, grace periods have been as long as 30 days. In an effort to align grace periods to the permitted 25 days, the Bank utilized a one time delay of statement cycle dates for most account holders which moved some statement cycle dates from June 2007 to July 2007.  Given the calculation methodology of COMT Yield, the impact of the cycle delay to July impacted COMT Yield in August.  We do not anticipate that Net Losses or Yield will be materially impacted by such action in future months, and we do not anticipate any delay in the payment of interest or principal to noteholders as a result of this action.